                                                                    Exhibit 10.1

                   AMENDED AND RESTATED SHAREHOLDER AGREEMENT

         THIS AMENDED AND RESTATED SHAREHOLDER AGREEMENT (the
"Agreement") is made as of the 6 day of April, 1999 by and among Eldorado Bancshares, Inc., a Delaware corporation (as further defined below, the "Company"), Madison Dearborn Capital Partners II, L.P., a Delaware limited partnership ("MDP"), Olympus Growth Fund II, L.P., a Delaware limited partnership ("Olympus I"), Olympus Executive Fund, L.P., a Delaware limited partnership ("Olympus II" and collectively with Olympus I, "Olympus"), Dartmouth Capital Group, L.P., a Delaware limited partnership ("DCG"), Dartmouth Capital Group, Inc., a Delaware corporation and the sole general partner of DCG (the "General Partner"), and Robert P. Keller ("Keller"). MDP and Olympus are collectively referred to herein as the "Purchasers." The Company, the Purchasers, DCG, the General Partner and Keller are collectively referred to as the "Parties". The Purchasers, Keller, any Purchaser Assignee (as defined herein) and each other Person (as defined herein) that is or becomes a party to this Agreement are collectively referred to herein as the "Shareholders."

         WHEREAS, the Company, the Purchasers, DCG, the General Partner, Keller and certain other persons entered into and are parties to a certain Shareholder Agreement dated as of June 6, 1997 (the "Original Agreement");

         WHEREAS, pursuant to Section 19 of the Original Agreement, the Original Agreement may (with certain exceptions not here applicable) be amended by the agreement of the Parties; and

         WHEREAS, the Parties desire to amend the Original Agreement by amending and restating it in its entirety as provided herein;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

         1. CERTAIN DEFINITIONS. Capitalized terms contained in this Agreement and not otherwise defined herein shall have the meanings set forth in this
Section 1.

                  "Affiliate" shall have the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934, as amended.

                  "Associate" shall have the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934, as amended.

                  "BHC Act" means the Bank Holding Company Act of 1956, as amended, or any successor statute.

                  "Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday or Friday that banks in Los Angeles, California are not required or permitted by law to be closed.

                  "Business Combination" shall mean any liquidation or reorganization (other than a liquidation or reorganization conducted in connection with any insolvency or bankruptcy proceeding of the Company), or a merger or consolidation of the Company, or sale or other disposition of all or substantially all of the assets of the Company.

                  "Common Stock" means any or all of the Common Stock of the Company, par value $.01 per share, the Non-Voting Common Stock of the Company, par value $.01 per share, or any other equity security of the Company or any Resulting Company that may be issued in exchange for any or all of such Common Stock or Non-Voting Common Stock.

                  "Common Stock Equivalent" means a security that is characterized as a Common Stock Equivalent for purposes of generally accepted accounting principles then prevailing in the United States; numbers of Common Stock Equivalents refer to the maximum number of shares of Common Stock into which such Common Stock Equivalent may be exercised or converted.

                  "Company" shall mean Eldorado Bancshares, Inc. and any Resulting Company.

                  "Covered Securities" mean the shares of Common Stock and the Series B Warrants held by the Purchasers as of the date of this Agreement.

                  "Covered Shares" shall mean the Covered Securities and the shares issuable to the holders upon exercise of the Series B Warrants.

                  "ELBI Securities" means any or all of the Common Stock, the Series B Warrants and any other capital stock or equity or debt interest issued by the Company which is or by its terms may be convertible into Common Stock.

                  "FRB" means the Federal Reserve Bank of San Francisco, the staff of the Board of Governors of the Federal Reserve System, or the Board of Governors of the Federal Reserve System, as applicable.

                  "Person" means an individual, bank, corporation, partnership, company, limited liability company, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any such individual or entity acting directly or indirectly, or through or in concert with, one or more such individuals or entities;

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

                  "Purchaser Assignee" means any direct or indirect transferee of Covered Securities from any Purchaser Shareholder, if such transferee has become a signatory to this Agreement by executing the Affirmation Agreement attached hereto as EXHIBIT A.

                  "Purchaser Registration Agreement" shall mean the Registration Rights Agreement dated June 6, 1997 by and between the Company and MDP and Olympus.

                  "Purchaser Shareholder" shall mean either Purchaser and any Purchaser Assignee.

                  "Qualified Holder" shall mean a Purchaser Shareholder that has delivered to the Secretary of the Company an opinion or memorandum of counsel, in form and substance reasonably satisfactory to the Company, or other reasonably satisfactory evidence, to the effect that such Purchaser Shareholder may beneficially own more than 14.9% of the outstanding Voting Securities of the Company and will acquire such shares in accordance with the BHC Act.

                  "Resulting Company" shall mean the entity resulting from a Business Combination involving the Company (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries).

                  "Securities Purchase Agreement" shall mean that certain Amended and Restated Securities Purchase Agreement dated as of June 5, 1997 among the Parties and certain of their Affiliates.

                  "Series B Warrants" mean the Company's Series B Warrants issued to the Purchasers as of June 6, 1997 or acquired by the Purchasers from DCG as of July 15, 1997.

                  "Transfer" shall mean any sale, transfer, assignment, pledge or distribution, directly or indirectly, of or the grant of any lien on or other interest in the relevant securities.

                  "Voting Securities" shall mean the shares of capital stock of the Company entitled to vote in an election of the directors of the Company, without giving effect to the exercise of any outstanding Common Stock Equivalents.

         2. RESTRICTIONS ON TRANSFER OF COMMON STOCK BY IN DCG.

         (a) Except with the prior consent of the holders of at least two-thirds of the Common Stock and Common Stock Equivalents (treating such Common Stock Equivalents on a fully exercised or converted basis) then held by, collectively, the Purchasers, any Affiliates or Associates thereof, or any Purchaser Assignee, DCG shall remain in existence and may not, directly or indirectly, Transfer any Common Stock that it owns, now or in the future, if or to the extent that, immediately following such dissolution or Transfer (taking into account any Transfers by any Purchaser Shareholder that constitute part of the same transaction and that will occur contemporaneously with the dissolution or Transfer by DCG)

                           (i) any Purchaser Shareholder (or group of Purchaser
                  Shareholders constituting Affiliates of one another) that is not a Qualified Holder would hold ten percent (10%) or more of the Common Stock then outstanding on a fully diluted basis (determined by the method described in subsection (b) below) AND

                           (ii) DCG would hold the same number or fewer shares
                  of Common Stock than the number of shares of outstanding Common Stock and Common Stock Equivalents then held by one or more Purchaser Shareholders (or by one or more groups of such Purchaser Shareholders constituting Affiliates of one another) that are not Qualified Holders.

         (b) In calculating the value number of shares of Common Stock outstanding on a fully diluted basis, any Common Stock Equivalents held by the applicable Purchaser Shareholder, but not of any other holder, shall be treated as fully exercised or converted.

         (c) Notwithstanding the termination of Section 2(a) hereof, DCG shall remain in existence and may not, directly or indirectly, Transfer any Common Stock (or any interest therein) without the prior consent of the holders of at least two-thirds of the Common Stock and Common Stock Equivalents (determined on a fully exercised basis) then held by the Purchaser Shareholders if, as a result of such dissolution or Transfer by DCG,

                           (i) any Purchaser Shareholder (or group of Purchaser
                  Shareholders constituting Affiliates of one another) that is not a Qualified Holder would own ten percent (10%) or more of the Voting Securities or twenty-five percent (25%) or more of the Company's shareholders' equity, AND

                           (ii) on a pro forma basis giving effect to such
                  proposed dissolution or Transfer by DCG, a holder described in clause (i) would own a greater percentage of Voting Securities than any other holder of Voting Securities.

         3. RESTRICTIONS ON TRANSFER OF SECURITIES BY PURCHASERS.

         (a) Each of MDP and Olympus agrees, severally but not jointly, that without the prior consent of the FRB it will not Transfer any ELBI Securities, except pursuant to one of the following exceptions:

                (i) Transfers to the Company or DCG, provided that, in the case of a Transfer to DCG, at the time of such Transfer DCG is a registered bank holding company and a controlling shareholder of the Company within the meaning of Regulation Y, promulgated under the BHC Act, as then in effect or any successor regulation,

               (ii) Transfers in a widely dispersed public offering,

               (iii) Transfers in a private sale in which each transferee will hold less than two percent (2%) of the Common Stock on a fully diluted basis,

               (iv) Transfers to a transferee who is acquiring more than fifty percent (50%) of the Common Stock without taking into account securities transferred by the applicable Purchaser, or

               (v) Transfers that comply with the volume and manner of sale limitations contained in Rule 144, promulgated by the U.S. Securities and Exchange Commission, as then in effect or any successor rule,

               (vi) Transfers of any non-Common Stock security if, following such Transfer, such security will no longer be convertible into or exchangeable for Common Stock, and

              (vii) Transfers as part of a pro rata distribution to the limited partners of the applicable Purchaser, provided that no such limited partner will thereby hold five percent (5%) or more of the Common Stock and Common Stock Equivalents then outstanding.

         (b) This Section 3 shall no longer be applicable to a Purchaser if such Purchaser provides the Company with evidence reasonably satisfactory to the Company and its counsel (which evidence may include discussions with the FRB, if the Purchaser or the Company reasonably deems such discussions to be necessary to clarify then existing statutes, regulations or published policy guidelines) that (i) such Purchaser does not then own, or have the potential ability to acquire (under the express terms of Common Stock or other ELBI Securities that the Purchaser then owns), Common Stock or other ELBI Securities that, currently or upon the occurrence of any subsequent event, are or may become convertible into or exchangeable or exercisable for Common Stock, which in the aggregate could represent fifteen percent (15%) or more of the Common Stock outstanding on a pro forma basis, and (ii) DCG or another shareholder owns a greater percentage of Common Stock and Common Stock Equivalents.

         4. RESERVED.

         5. RESERVED.

         6. MARKET STAND-OFF. DCG and Keller respectively agree that for so long as this Agreement remains in effect, such Person shall not effect any public sale or distribution of ELBI Securities, during the seven days prior to and during the 120-day period beginning on the effective date of any underwritten registration demanded by one or more Purchaser Shareholders pursuant to Section 2(a) of the Purchaser Registration Agreement, unless the underwriters managing the registered public offering that is the subject of Purchaser Registration Agreement otherwise agree.

         7. RESERVED.

         8. SUCCESSOR PURCHASER SHAREHOLDERS.

         (a) A transferee of Covered Securities from a Purchaser, or from a prior Purchaser Shareholder, may (but shall not be required to) become a party to this Agreement, and thereby become entitled to enforce the rights accorded under this Agreement (subject in all events to the burdens on Purchaser Shareholders as set forth herein) by the execution and delivery to each of the Company, Keller, DCG and the General Partner of a counterpart Affirmation Agreement (the "Affirmation Agreement") in the form attached hereto as EXHIBIT A, whereupon the transferee shall be deemed to be a Purchaser Shareholder for all purposes of this Agreement, with full power to enforce the obligations of DCG, the General Partner and Keller hereunder.

         (b) The Company shall not close its books against the transfer of any of its capital stock in any manner which prejudices the rights of the any Purchaser Shareholder under the Securities Purchase Agreement or any of the documents executed by the Purchasers and the Company in connection therewith.

         9. RESTRICTIVE LEGENDS.

         (a) So long as DCG is subject to the restrictions on transfer set forth in Section 2 of this Agreement, all certificates representing the ELBI Securities held by DCG shall have affixed thereto a legend in substantially the following form, in addition to any other legends that may be required under federal or state securities laws:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER SET FORTH IN A CERTAIN AMENDED AND RESTATED SHAREHOLDER AGREEMENT BETWEEN THE COMPANY AND THE SHAREHOLDERS NAMED THEREIN DATED ___________, 1999 (THE "SHAREHOLDER AGREEMENT"). A COPY OF SUCH AGREEMENT IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY."

         (b) So long a Purchaser Shareholder is subject to the restrictions on transfer set forth in Section 3 of this Agreement, all certificates representing the ELBI Securities held by such Purchaser Shareholder shall have affixed thereto a legend in substantially the following form, in addition to any other legends that may be required under federal or state securities laws:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER SET FORTH IN A CERTAIN AMENDED AND RESTATED SHAREHOLDER AGREEMENT BETWEEN THE COMPANY AND THE SHAREHOLDERS NAMED THEREIN DATED _____________, 1999 (THE "SHAREHOLDER AGREEMENT"). A COPY OF SUCH AGREEMENT IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY."

         10. RESERVED.

         11. RESERVED.

         12. RESERVED.

         13. REPRESENTATIONS AND WARRANTIES. Each Shareholder represents and warrants that (i) this Agreement has been duly authorized, executed and delivered by such Shareholder and constitutes the valid and binding obligation of such Shareholder, enforceable in accordance with its terms and does not conflict with any other agreement to which such Shareholder is a party, and (ii) such Shareholder has not granted and is not a party to any proxy, voting trust or other agreement which is inconsistent with, conflicts with or violates any provision of this Agreement. No Shareholder shall grant any proxy or become party to any voting trust or other agreement which is inconsistent with, conflicts with or violates any provision of this Agreement.

         14. TERMINATION.

         (a) The respective obligations of DCG and Keller under Sections 2 and 6 hereof, as applicable, shall terminate if the Purchaser Shareholders transfer a majority of the Covered Securities (determined on a fully exercised basis) to one or more transferees who do not enter into an Affirmation Agreement.

         (b) The obligations of DCG under Section 6 hereof shall terminate at such time as no Purchaser Shareholder (or group of Purchaser Shareholders constituting Affiliates of one another) holds Covered Shares constituting ten percent (10%) or more of the Common Stock then outstanding on a fully diluted basis (determined by the method described in subsection 2(b)).

         (c) The obligations of DCG and Keller under Section 6 hereof shall terminate 120 days after the effective date of the second Permitted Registration (as defined in the Purchaser Registration Agreement) demanded by one or more of the Purchaser Shareholders pursuant to Section 2(a) of the Purchaser Registration Agreement.

         15. REMEDIES. The Purchaser Shareholders having rights under any provision of this Agreement shall be entitled to enforce such rights specifically, to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights available at law or in equity. The Parties agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that any Party (including Persons who hereafter become parties to this Agreement) may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of such provisions of this Agreement.

         16. SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon, and inure to the benefit of, the respective successors, assigns, heirs, executors and administrators of the Parties to the extent provided in this Agreement.

         17. NOTICES. All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving party's address set forth below or to such other address as a party may designate by notice hereunder, and shall be either (i) delivered by hand, (ii) made by telecopy or facsimile transmission with a confirmatory copy by regular mail,
(iii) sent by recognized overnight courier or (iv) sent by registered or certified mail, return receipt requested, postage prepaid. All notices, requests, consents and other communications hereunder shall be deemed to have been properly given (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above, (ii) if made by telex, telecopy or facsimile transmission, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise, (iii) if sent by overnight courier, on the next Business Day following the day such notice is delivered to the courier service or (iv) if sent by registered or certified mail, on the fifth Business Day following the day such mailing is made.

         18. ENTIRE AGREEMENT. This Agreement embodies the entire agreement and the understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings related to such subject matter, including the Original Agreement. Prior to the date hereof, DCG (and certain of its affiliates) have been granted certain registration rights by the Company; however, notwithstanding such prior grant of registration rights, DCG and the General Partner acknowledge that the transfer restrictions set forth in Sections 2 and 6 hereof shall control each of DCG's and the General Partner's right to Transfer any Common Stock, regardless of whether DCG or the General Partner has any registration rights with respect thereto.

         19. AMENDMENTS AND WAIVERS. This Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of (i) the Company, (ii) the holders of at least two-thirds of the Covered Securities (determined on a fully exercised basis) then held by the Purchaser Shareholders, (iii) DCG and the General Partner (if either continues to hold any ELBI Securities), and (iv) Keller (if he continues to hold any ELBI Securities).

         20. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         21. HEADINGS. The headings of the sections, subsections, and paragraphs of this Agreement have been added for convenience only and shall not be deemed to be a part of this Agreement.

         22. SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

         23. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without regard for its principles of conflicts or laws.

                                      * * *

         IN WITNESS WHEREOF, the undersigned have hereunto set their hands under seal as of the day and year first above written.


             ELDORADO BANCSHARES, INC.

             By:  /s/ ROBERT P. KELLER
                ------------------------------------------------------
                  Name:    Robert P. Keller
                  Title:   President and Chief Executive Officer
                           24102 Calle de la Plata
                           Suite 150
                           Laguna Hills, CA  92653


             MADISON DEARBORN CAPITAL PARTNERS II, L.P.
             By: Madison Dearborn Partners II, L.P., its General Partner
             By: Madison Dearborn Partners, Inc., its General Partner


                  By: /s/ PAUL R. WOOD
                     ----------------------------------------
                  Name:   Paul R. Wood
                  Title:  Vice President
                          Three First National Plaza
                          Suite 3800
                          Chicago, IL  60602

             OLYMPUS GROWTH FUND II, L.P.
             By:  OGP II, L.P., its general partner
             By:  Conroy, L.L.C., its general partner


                  By: /s/  JAMES A. CONROY
                     ----------------------------------------
                  Name:    James A. Conroy
                           Title:   Member
                                    Metro Center
                                    One Station Place
                                    Stamford, CT  06902


             OLYMPUS EXECUTIVE FUND, L.P.
             By:  OEF, L.P., its general partner
             By:  Conroy, L.L.C., its general partner


                   By: /s/  JAMES A. CONROY
                     ----------------------------------------
                   Name:    James A. Conroy
                   Title:   Member
                            Metro Center
                            One Station Place
                            Stamford, CT  06902


             DARTMOUTH CAPITAL GROUP, L.P.
             By:  Dartmouth Capital Group, Inc., its general partner

                   By:   /s/   ROBERT P. KELLER
                     ----------------------------------------
                   Name:       Robert P. Keller
                   Title:      President
                               c/o Eldorado Bancshares, Inc.
                               24102 Calle de la Plata
                               Suite 150
                               Laguna Hills, CA  92653

             DARTMOUTH CAPITAL GROUP, INC.


                     By: /s/  ROBERT P. KELLER
                       --------------------------------------
                     Name:    Robert P. Keller
                     Title:   President
                              c/o Eldorado Bancshares, Inc.
                              24102 Calle de la Plata
                              Suite 150
                              Laguna Hills, CA  92653


             ROBERT P. KELLER


                         /s/  ROBERT P. KELLER
                       --------------------------------------
                         Robert P. Keller
                         c/o Eldorado Bancshares, Inc.
                         24102 Calle de la Plata
                         Suite 150
                         Laguna Hills, CA 92653

                                    EXHIBIT A

                              AFFIRMATION AGREEMENT

         THIS AFFIRMATION AGREEMENT, dated as of             , is entered
into by and among Eldorado Bancshares, Inc., a Delaware corporation (the
"Company"), and                  ("Transferee").

         WHEREAS, Transferee is (or is proposed to be) the transferee of certain shares of capital stock of the Company (the "Shares");

         WHEREAS, the Shares were initially issued by the Company to a Shareholder subject to that certain Shareholder Agreement dated June 6, 1997 by and among the Company, Madison Dearborn Capital Partners II, L.P., a Delaware limited partnership, Olympus Growth Fund II, L.P., a Delaware limited partnership, Olympus Executive Fund, L.P., a Delaware limited partnership, Dartmouth Capital Group, L.P., a Delaware limited partnership, Dartmouth Capital Group, Inc., a Delaware corporation, Robert P. Keller and certain shareholders of Dartmouth Capital Group, Inc. and other investors in Dartmouth Capital Group, L.P., which agreement was subsequently amended by that certain Amended and
Restated Shareholder Agreement dated as of                 , 1999 (as so
amended, the "Shareholder Agreement"); and

         WHEREAS, pursuant to the terms of the Shareholder Agreement, any transfer of the Shares (including the transfer to Transferee) is subject the terms of the Shareholder Agreement and, subject to certain conditions, conveys to the transferee of the Shares certain of the rights attendant to the Shares.

         NOW, THEREFORE, in consideration of Transferee's acquisition of the Shares, and for other good and valuable consideration, the receipt and sufficiency of each of which are hereby acknowledged, the Company and Transferee hereby agree as follows:

         1. Capitalized terms used herein and not otherwise defined are used with the meanings set forth in the Shareholder Agreement.

         2. Transferee hereby makes, as of the date hereof, each of the representations, warranties and covenants of a Shareholder contained in the Shareholder Agreement as though the same were restated herein in their entirety.

         3. Transferee agrees to be bound by and comply with all provisions of the Shareholder Agreement constituting restrictions on or relating to the Shares or the holder of the Shares, or with respect to the further Transfer of the Shares, and agrees to be bound by and comply with all provisions of the Shareholder Agreement granting rights to any other Person with regard to the Shares thereby becoming a party to the Shareholder Agreement.

         4. Transferee hereby acknowledges that he or she has received and reviewed a copy of the Shareholder Agreement, the Securities Purchase Agreement and the exhibits thereto, is familiar with the contents thereof, and has been afforded the opportunity to consult with counsel regarding the same prior to executing this Affirmation Agreement.

         5. This Affirmation Agreement shall be governed by the internal laws of the State of Delaware without regard to the conflict of laws provisions thereof.


         IN WITNESS WHEREOF, the parties have caused this Affirmation Agreement to be duly executed as of the day and year first recited above.


                                       ELDORADO BANCSHARES, INC.


                                       By:
                                          -------------------------------------
                                          Its:


                                       TRANSFEREE:


                                          -------------------------------------



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